May 1, 2010

JPMorgan Insurance Trust

1111 Polaris Parkway

Columbus 43240

Dear Sirs:

J.P. Morgan Investment Management Inc. and JPMorgan Funds Management, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse Portfolio expenses to the extent necessary to limit the total operating expenses for each Portfolio listed on Schedule A.  The JPMorgan Service Providers will waive fees or reimburse expenses to the extent total operating expenses exceed the rate of average daily net assets indicated on Schedule A.  This expense limitation does not include acquired fund fees and expenses, dividend expenses on securities sold short, interest, taxes, extraordinary expenses and expenses related to the JPMorgan Funds’ Board of Trustees deferred compensation plan.

The JPMorgan Service Providers understand and intend that the Portfolios will rely on this agreement in preparing and filing their registration statements on Form N-1A and in accruing the Portfolios’ expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Portfolios to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.

JPMorgan Funds Management, Inc.

/s/ Robert L Young

By: Robert L Young

Managing Director

Accepted by:

JPMorgan Insurance Trust

/s/ Francesco Tango

By: Francesco Tango

Assistant Treasurer

SCHEDULE A

Fund Name	Class	Fiscal Year End	Effective Expense Cap on Total Operating Expenses	Expense Cap Period End

JPMorgan Insurance Trust Core Bond Portfolio	Class 1	December 31	0.60%	April 30, 2011
	Class 2		0.85%

JPMorgan Insurance Trust Equity Index Portfolio	Class 1	December 31	0.40%	April 30, 2011

JPMorgan Insurance Trust International Equity Portfolio	Class 1	December 31	1.03%	April 30, 2011
	Class 2		1.28%

JPMorgan Insurance Trust Intrepid Growth Portfolio	Class 1	December 31	0.90%	April 30, 2011
	Class 2		1.15%

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio	Class 1	December 31	0.90%	April 30, 2011
	Class 2		1.15%

JPMorgan Insurance Trust Mid Cap Growth Portfolio	Class 1	December 31	0.90%	April 30, 2011
	Class 2		1.15%

JPMorgan Insurance Trust Mid Cap Value Portfolio	Class 1	December 31	0.90%	April 30, 2011

JPMorgan Insurance Trust Small Cap Core Portfolio	Class 1	December 31	1.03%	April 30, 2011
	Class 2		1.28%

JPMorgan Insurance Trust U.S. Equity Portfolio	Class 1	December 31	0.80%	April 30, 2011
	Class 2		1.05%